EXHIBIT 99.2

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to vote using the telephone or Internet voting instructions on the reverse side of this proxy card, or to sign, date and mail this proxy card in the enclosed postage-paid envelope.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED  ▼

P R O X Y

BURLINGTON NORTHERN SANTA FE CORPORATION

SPECIAL MEETING OF STOCKHOLDERS – FEBRUARY 11, 2010

This proxy card is solicited on behalf of the Board of Directors.

The undersigned, revoking any proxy previously given, hereby appoints Roger Nober and Linda J. Hurt, and each of them, proxies for the undersigned, with full power of substitution, to vote as specified on the reverse side, all shares of common stock of Burlington Northern Santa Fe Corporation (the “Company”) held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present at the special meeting of stockholders of the Company, to be held at BNSF Railway Company, Technology Office Building, 2400 Western Center Blvd., Fort Worth, Texas, on February 11, 2010, at 9:00 a.m., local time, and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

If you are a participant in any of the following employee benefit plans of the Company, you may receive more than one proxy card as a result of your participation in any such plan(s): the Burlington Northern Santa Fe Investment and Retirement Plan, the BNSF Railway Company 401(k) Plan for TCU Employees, and the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan. The proxy card will serve as the voting instruction form to the plan trustees. If you receive more than one proxy card as a result of your participation in any such plan(s), please execute all proxy cards you receive (or vote by telephone or via the Internet) as directed herein to provide voting instructions for all of your shares, including those allocated to your account(s) in the employee benefit plan(s). The trustees of these employee benefit plans will vote allocated shares for which they have not received instructions by 11:59 p.m. on February 8, 2010, in the same proportion as the shares to which they have received instructions are voted. Shares held through any of the Company’s 401(k) savings plans may not be voted in person at the special meeting.

This proxy card, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies as to any other business that may properly come before the meeting. If no voting directions are made, this proxy card will be voted FOR Proposal 1 and FOR Proposal 2.

IMPORTANT – PLEASE SIGN AND DATE ON REVERSE SIDE, OR VOTE BY TELEPHONE OR BY INTERNET.

BURLINGTON NORTHERN SANTA FE CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Burlington Northern Santa Fe Corporation common stock for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone–Call toll-free from the U.S. or Canada at 1-866-213-0543, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1346. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet–Please access https://www.proxyvotenow.com/bni, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.	Vote by Mail–If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Burlington Northern Santa Fe Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5157, New York, NY 10150-5157.

▼  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED  ▼

X	Please mark your votes as in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR PROPOSALS 1 AND 2.

Proposal 1: Adopt the Agreement and Plan of Merger, dated as of November 2, 2009, by and among Berkshire Hathaway Inc., R Acquisition Company, LLC and Burlington Northern Santa Fe Corporation, as it may be amended from time to time (the “merger agreement”).	FOR ☐	AGAINST ☐	ABSTAIN ☐	Proposal 2: Adopt a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if necessary.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				Mark Here if You Plan to Attend the Special Meeting			☐

Date:

Signature

Signature (if jointly held)

Title(s)

Please vote, sign, date and return this proxy card promptly using the enclosed envelope. Please sign exactly as your name or names appear(s) on this proxy card. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. This proxy card votes all shares held in all capacities. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.